Exhibit 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated January 21, 2002 accompanying the consolidated financial statements included in the 2001 Annual Report of National Penn Bancshares, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statements of National Penn Bancshares, Inc. on Form S-3 (File No. 333-87549, effective September 22, 1999; File No.333-04729, effective May 30, 1996, as amended on September 22, 1999; File No. 33-86094, effective November 7, 1994; File No. 33-47067 effective, April 29, 1992; and File No. 33-02567, effective January 8, 1986), and on Form S-8 (File No. 333-75730, effective December 21, 2001, as amended on January 7, 2002; File No. 333-60096, effective May 3, 2001; File No. 333-54520 and File No. 333-54556, effective on January 29, 2001; File No. 333-71391, effective January 29, 1999; File No. 333-27101, File No. 333-27103, and File No. 333-27059, effective May 14, 1997;
File No. 33-91630, effective April 27, 1995; File No. 33-87654, effective December 22, 1994; File No.33- 15696, effective July 9, 1987).

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
March 27, 2002